Exhibit 10.2

SIXTH AMENDMENT TO

RESTATED LOAN AGREEMENT

THIS SIXTH AMENDMENT TO RESTATED LOAN AGREEMENT (the “Amendment”) is made and entered into on March 30, 2009, by and among Farm Credit of Southwest Florida, ACA, an agricultural credit association for itself and as agent/nominee for other lending institutions having an interest, direct or indirect, in the Term Loan (as defined hereinbelow) from time to time (the “Lender”) and ALICO, INC. a Florida corporation (the “Borrower”) (Lender and Borrower together, the “Parties”, and, singly, a “Party”) and amends that Restated Loan Agreement between Borrower and Lender dated as of July 8, 1999, as amended on July 30th, 1999, on May 5, 2000, on October 11, 2005, on May 26, 2006, and on August 30, 2007 (collectively, the “Loan Agreement”). Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

PRELIMINARY STATEMENT

Lender currently has a term loan in the original principal amount of $19,000,000 (the “Term Loan”) outstanding to Borrower pursuant to the Loan Agreement and other Loan Documents referenced therein. Lender also currently has a $125,000,000 revolving of credit loan (“RLOC”) and a $50,000,000 term loan (the “$50 Million Term Loan”) (the $50 Million Term Loan and the RLOC, together the “Loans”) outstanding to Borrower pursuant to an amended and restated loan agreement between Borrower, Lender and others named therein dated May 26, 2006, as amended from time to time and of even date herewith (“RLOC Loan Agreement”). In connection with the reduction of the amount available under the RLOC from $125,000,000 to $75,000,000, Borrower and Lender have agreed to modify the certain covenants governing the Loans as set forth below.

NOW THEREFORE, the Parties hereby agree as follows:

1. Amendments to the Loan Agreement. Section 5.4 is hereby deleted and the following is substituted therefore:

“Section 5.4 Financial Covenants. Borrower shall observe the following financial covenants, on a consolidated basis:

(a)	Debt Ratio. A Debt Ratio of not greater than .60 to 1.00 at all times. For the purposes hereof, “Debt Ratio” means the ratio of total liabilities (including current and long term liabilities) to total assets, for the subject Person.

(b)	Debt Service Coverage Ratio. A Debt Service Coverage Ratio of not less than 1.1 to 1.00 at all times. For the purposes hereof, “Debt Service Coverage Ratio” means the ratio of (x) the four quarter rolling sum of EBIDA plus impairments to fixed assets during the same period determined pursuant to GAAP to (y) the four quarter rolling sum of (i) all capital lease payments, (ii) all term debt principal payments due or paid and (iii) all interest payments due or paid.

Sixth Amendment to Restated Loan Agreement

Farm Credit of Southwest Florida, ACA/ALICO, INC.

(c)	Current Ratio. A Current Ratio of no less than 2.5 to 1.00 at all times. For the purposes hereof, “Current Ratio” means the current assets divided by current liabilities.

2. Conditions Precedent. As a condition precedent to the effectiveness of this Amendment, Borrower shall furnish duly authorized resolutions of its board of directors evidencing its authority to enter into this Amendment, together with such other documentation as Lender shall request in connection with the execution of this Amendment.

3. No Change. The Parties hereby acknowledge their express intent that the Loan Agreement and all related loan and security documents executed in connection therewith, including, but not limited to, the Loan Documents, govern, in accordance with their original terms and conditions except as specifically amended hereby or by amendment documents specifically related to such Loan Documents, the terms and conditions of the Term Loan. Any provisions of the Loan Documents not specifically amended hereby shall be interpreted in a manner consistent with the amendments set forth in this Amendment and, to the extent that any provisions of such Loan Documents are inconsistent with this Amendment, the amendments set forth herein shall prevail.

4. Representations, Warranties, Covenants. Borrower hereby represents and warrants that at the time of the execution and delivery of this Amendment it is in compliance with all of its covenants set forth in the Loan Agreement (as such may be modified hereby) and each other Loan Document, and that the representations and warranties set forth therein pertaining to it continue to be true and accurate.

5. Indemnification. Borrower agrees to hold Lender harmless and indemnify Lender and its successors and assigns from any and all claims or causes of action arising in connection with Borrower’s breach of the provisions of this Amendment or otherwise related to the Borrower’s default under the Loan Documents.

6. Costs, Fees, Expenses. Borrower agrees to pay all costs and expenses arising from this Amendment, including, without limitation, all of Lender’s fees and expenses and fees and expenses of Lender’s legal counsel not to exceed $8,000.00.

7. Ratification. Except as expressly amended by this Amendment, the terms and conditions of the Loan Agreement and all other Loan Documents among Borrower and Lender pertaining thereto and hereto are hereby ratified and confirmed to be in full force and effect.

8. Counterparts. This Amendment may be executed in two or more originals, each of which shall be deemed to be an original, but all of which shall constitute one in the same instrument, and in making proof of this Amendment, it shall not be necessary to produce or account for more than one such original.

Sixth Amendment to Restated Loan Agreement

Farm Credit of Southwest Florida, ACA/ALICO, INC.

9. Governing Law. This Amendment shall be interpreted in accordance with and governed by the laws of the State of Florida. PROVIDED HOWEVER, to the extent that the creation, validity, perfection, enforceability or priority of any lien or security interest, or the rights and remedies with respect to any lien or security interest, in the Collateral are governed by the laws of a jurisdiction other than the State of Florida, then the laws of such jurisdiction shall govern, except as superseded by applicable United States Federal Law.

10. Continuing Effect. The execution of this Amendment shall constitute a modification of the Loan Agreement and shall not be construed as a notation of the Obligations under the Loan Documents. The Parties hereby acknowledge their intent that this Amendment shall not disturb the existing priority of the Loan Documents or the liens granted thereunder to Lender. The Parties intend that the security interests evidenced by the Loan Documents retain the same priority as when originally executed, and delivered as of the respective dates of the Loan Documents.

11. Savings Clause. It is the intent of the parties that the terms and conditions of the Loan Agreement be consistent with those contained in the RLOC Loan Agreement. To the extent the terms and conditions of the Loan Agreement conflict with the terms and conditions of the RLOC Loan Agreement, the terms of the RLOC Loan Agreement, shall control and govern the parties with regard to the Term Loan.

In Witness Whereof, the Parties execute and deliver this Amendment to be legally binding and effective under seal as of the date first set forth above.

BORROWER:

ALICO, Inc. (Seal)

By:	/s/ Patrick W. Murphy
Patrick W. Murphy, Chief Financial Officer

LENDER:

FARM CREDIT OF SOUTHWEST FLORIDA, ACA for itself and as agent/nominee for other lending institutions having an interest, direct or indirect, in the Loan from time to time

By:	/s/ Greg A. Carlton
Greg A. Carlton, Vice President

Sixth Amendment to Restated Loan Agreement

Farm Credit of Southwest Florida, ACA/ALICO, INC.

GUARANTORS:

By signing below, each Guarantor hereby agrees to and consents to the amendments set forth in this Amendment, reaffirms its existing Guaranty Agreement and agrees that its Guaranty Agreement shall continue to secure the RLOC, Term Loan, and $50 Million Term Loan.

BOWEN BROTHERS FRUIT, LLC

By:	ALICO, Inc., sole member

By:	/s/ Patrick W. Murphy	(Seal)
Patrick W. Murphy, Chief Financial Officer

ALICO- AGRI, LTD.

By:	ALICO, Inc., general partner

By:	/s/ Patrick W. Murphy	(Seal)
Patrick W. Murphy, Chief Financial Officer

ALICO LAND DEVELOPMENT, INC. (f/k/a SADDLEBAG LAKE RESORTS, INC.)

By:	/s/ Patrick W. Murphy	(Seal)
Patrick W. Murphy, Chief Financial Officer

Sixth Amendment to Restated Loan Agreement

Farm Credit of Southwest Florida, ACA/ALICO, INC.